                                                                    EXHIBIT 99.1
--------------------------------------------------------------------------------

                             COMPUSERVE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Lawrence A. Gyenes and Herbert J. Kahn, or either one of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Special Meeting of the Stockholders of COMPUSERVE CORPORATION ("CompuServe") to be held on January 30, 1998 commencing at 9:00 a.m., at 5000 Arlington Centre Boulevard, Columbus, Ohio, and at any postponement or adjournment of said meeting, and to vote all the shares of Common Stock of CompuServe standing on the books of CompuServe in the name of the undersigned as specified below and in the discretion of either such person on such other business as may properly come before the meeting and any postponement or adjournment thereof.

    Approval and Adoption of the Agreement and Plan of Merger, dated as of September 7, 1997 (the "Merger Agreement") by and among H&R Block, Inc., H&R Block Group, Inc., CompuServe, WorldCom, Inc. and Walnut Acquisition Company, L.L.C.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

   THE BOARD OF DIRECTORS OF COMPUSERVE UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                 APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                                        (Continued on next side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                     (Continued from other side)

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SAID SPECIAL MEETING AND ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                                  Dated this     day of
                                                              , 199

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  (If Stock is owned in joint
                                                  names, both owners must sign,
                                                  or if owned by a corporation,
                                                  partnership or trust, this
                                                  Proxy must be signed by an
                                                  authorized officer, partner or
                                                  trustee.) If the address at
                                                  left is incorrect, please
                                                  write in the correct
                                                  information.

   PLEASE SIGN AS REGISTERED AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE TO:

                             COMPUSERVE CORPORATION
                        5000 ARLINGTON CENTRE BOULEVARD
                              COLUMBUS, OHIO 43220
--------------------------------------------------------------------------------